As filed with the Securities and Exchange Commission on September 13, 2022

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Volcon, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3711	84-4882689
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(512) 400-4271

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Greg Endo

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(512) 400-4271

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Amy R. Curtis

Mark R. Goldschmidt

William H. Levay

Holland & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Telephone: (214) 964-9500

Fax: (214) 964-9501

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated September 13, 2022

PRELIMINARY PROSPECTUS

22,072,464 Shares

Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus of up to 22,072,464 shares of our common stock, par value $0.00001 per share, of Volcon, Inc. (“our,” “we,” “us,” the “Company” or “Volcon”). These 22,072,464 shares of common stock consist of:

•	up to 9,057,971 shares of common stock (the “2022 Warrant Shares”) issuable upon the exercise of the common stock purchase warrants (the “2022 Warrants”) that were issued in a private placement pursuant to the Securities Purchase Agreement (the “SPA”), dated August 22, 2022, among the Company, Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Debt Opportunity Fund, LP;
•	up to 12,077,295 shares of common stock (the “Convertible Note Shares”) issuable upon the conversion of the senior convertible notes (the “Convertible Notes”) that were issued in a private placement pursuant to the SPA;
•	up to 603,864 shares of common stock (the “Placement Agent Shares”) issuable upon the exercise of the common stock purchase warrant (the “Placement Agent Warrant”) that was issued to Aegis Capital Corp. (“Aegis”) in connection with a private placement, pursuant to the Placement Agent Agreement, dated August 22, 2022, between the Company and Aegis (the “Placement Agent Agreement”); and
•	up to 333,334 shares of common stock (the “Underwriter Warrant Shares”, and together with the 2022 Warrant Shares, the Convertible Note Shares and the Placement Agent Shares, the “Resale Shares”) issuable upon the exercise of the common stock purchase warrant (the “Underwriter Warrant”) that was issued to Aegis as compensation for its services in connection with the Company’s 2022 public offering, pursuant to the Underwriting Agreement, dated February 1, 2022, between the Company and Aegis (the “Underwriting Agreement”).

The 2022 Warrants, the Convertible Notes, and the Placement Agent Warrant were issued in reliance upon the exemption from registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). We are registering the Resale Shares issuable upon the exercise or conversion, as applicable, of the 2022 Warrants, the Convertible Notes, the Placement Agent Warrant and the Underwriter Warrant to allow the selling stockholders named herein to, from time to time, offer and sell or otherwise dispose of the Resale Shares covered by this prospectus. For a description of the transactions pursuant to which this resale registration statement relates, please see the section titled “Selling Stockholders.”

Our registration of the Resale Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the Resale Shares covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the Resale Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus titled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. However, we will receive proceeds from the exercise of the 2022 Warrants, the Placement Agent Warrant and the Underwriter Warrant if the 2022 Warrants, the Placement Agent Warrant and/or the Underwriter Warrant are exercised for cash.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “VLCN”. The last reported sale price of our common stock on September 12, 2022 was $2.68 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 10 of this prospectus, and in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you make your decision to invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September __, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC pursuant to which the selling stockholders may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale by such selling stockholders of the securities offered by them described in this prospectus. However, we will receive proceeds from the exercise of the 2022 Warrants, the Placement Agent Warrant and the Underwriter Warrant if the 2022 Warrants, the Placement Agent Warrant and/or the Underwriter Warrant are exercised for cash.

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is current only as of its date. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” included or incorporated by reference in this prospectus.

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Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities.  You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “intends,” or “hopes” or the negative of these or similar terms.  In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement.  Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us.  We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to generate revenues from sales or obtain additional funding to market our vehicles and develop new products;
•	our ability to successfully implement and effectively manage our outsourced manufacturing, design and development model and achieve any anticipated benefits;
•	the ability of third-party manufacturers to produce our vehicles in accordance with our design and quality specifications, with sufficient scale to satisfy customers and within a reasonable cost;
•	anticipated timing for the manufacture, design, production, shipping and launch of our vehicles;
•	the inability of our suppliers to deliver the necessary components for our vehicles at prices and volumes acceptable to our third-party manufacturers;
•	our ability to establish a network of dealers and international distributors to sell and service our vehicles.
•	whether our vehicles will perform as expected;
•	our facing product warranty claims or product recalls;
•	our facing adverse determinations in significant product liability claims;
•	customer adoption of electric vehicles;
•	the development of alternative technology that adversely affects our business;
•	the impact of COVID-19 on our business;
•	increased government regulation of our industry;
•	tariffs and currency exchange rates; and
•	the conflict with Russia and the Ukraine and the potential adverse effect it may have on the availability of batteries for our vehicles.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

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Prospectus Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our common stock. Therefore, you should read the entire prospectus (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page 10 of this prospectus, and any similar section contained in the accompanying prospectus and the documents incorporated by reference herein, and our consolidated financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in our common stock. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” or “our Company,” and “Volcon” refer to Volcon, Inc., a Delaware corporation.

Overview

We are an all-electric, off-road powersports vehicle company developing electric two and four-wheel motorcycles and utility terrain vehicles, or UTVs, also known as side-by-sides, along with a complete line of upgrades and accessories. In October 2020, we began building and testing prototypes for our future offerings with two off-road motorcycles – the Grunt and the Runt. Our motorcycles feature unique frame designs protected by design patents. Additional utility and design patents have been filed for other aspects of Volcon’s vehicles.

We initially began to sell and distribute the Grunt and related accessories in the United States on a direct-to-consumer sales platform. We terminated our direct-to-consumer sales platform in November 2021. Prior to the termination of our direct-to-consumer sales platform, U.S. customers made deposits for 360 Grunts (net of cancellations) and five Runts, plus accessories and a delivery fee representing total deposits of $2.2 million. These orders were cancellable by the customer until the vehicle was delivered and after a 14-day acceptance period, therefore the deposits were recorded as deferred revenue. As of June 30, 2022, we have completed shipping of all Grunts sold through our direct-to-consumer sales platform. Due to delays in developing the Runt, we refunded the deposits made for all Runts.

Beginning in November 2021, we began negotiating dealership agreements with powersports dealers to display and sell our vehicles and accessories. Customers can now, or will soon be able to, buy our vehicles and accessories directly from a local dealership. Some of these dealers will also provide warranty and repair services to customers. Through August 31, 2022, we have entered into more than 130 dealership agreements. Each dealer has agreed to initially order a minimum of two Grunts. Upon sale of a Grunt the dealer may order an additional Grunt. We expect that once we have increased manufacturing capacity that dealers will be able to order in higher quantities to support their customer demand. We also expect to be able to offer the dealers a financing option, or “floor plan” to make higher purchases of our vehicles but we do not currently have this financing option available. We have an agreement with a third-party financing company to provide financing to qualified customers of each dealer. There is no recourse to the Company or the dealer if the dealer’s customer defaults on the financing agreement with this third party.

Our vehicles and accessories will be sold globally in a three-phase rollout of export sales – Latin America importers in 2021, Canada expected in 2022 and Europe and Australia expected in 2023. Export sales are executed with individual importers in each country that buy vehicles by the container. Each importer will sell vehicles and accessories to local dealers or directly to customers. Local dealers will provide warranty and repair services for vehicles purchased in their country.

As of August 31, 2022, we have signed agreements with five importers in Latin America and one importer for the Caribbean Region, collectively referred to herein as the LATAM importers. In May 2022 we signed an exclusive distribution agreement with Torrot Electric Europa S.A., referred to herein as Torrot, to distribute their electric motorcycles for youth riders in Latin America. We will use our LATAM importers to sell Torrot’s products in Latin America.

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Through August 2022 we assembled the Grunt in a leased production facility in Round Rock, Texas. In August 2022 we announced that we will outsource the manufacturing of the Grunt to a third-party manufacturer, which we anticipate will reduce costs and improve profitability on the Grunt and expect to receive Grunts from this manufacturer in November 2022. We also outsourced the 2023 Grunt EVO to the same third-party manufacturer. The 2023 Grunt EVO will replace the Grunt and has a belt drive rather than a chain drive as well as an updated rear suspension.

In July 2022, we expanded our offerings with the introduction of the first of our Volcon Stag UTV models, the Stag LE, which we anticipate will be available for delivery in the first half of 2023, followed by additional models of the Stag expected in 2024 and 2025 and the introduction of a higher performance, longer range UTV (to be named) which we expect to begin delivering in 2025. The Stag will be manufactured by a third party and incorporate electrification units, which include batteries, drive units and control modules provided by General Motors. As of August 31, 2022 we have taken non-binding pre-production orders. Pre-orders of the Stag are non-binding and cancellable prior to delivery.

We began taking pre-orders for an E-Bike, the Brat, in September 2022 and expect shipments to customers to begin in the fourth quarter of 2022. The Brat is being manufactured by a third party. We are also working to finalize arrangements for the Runt to be manufactured by a third party and we expect to begin selling the Runt in the second quarter of 2023.

The estimated fulfillment of all orders we have received assumes that our third-party manufacturers can successfully meet our order quantities and deadlines. If they are unable to satisfy orders on a timely basis, our customers may cancel their orders.

Our Industry

The powersports industry is made up of on-road and off-road motorcycles, all-terrain vehicles, or ATVs, UTVs, personal watercraft, snow machines, and portable generators. We are focusing solely on off-road motorcycles and UTVs. The ATV market, in which a single rider sits on top of a four-wheeled vehicle (as opposed to sitting inside a UTV), is not a market we currently intend to pursue but will continue to evaluate our lineup of vehicles in the future.

Outdoor recreation is a major driver of the American economy. In 2019, the U.S. Bureau of Economic Analysis, or the BEA, found that outdoor recreation drives $788 billion of economic activity in America. The BEA noted that two and four-wheel powersports make up $39 billion of that total–the fourth largest total of all outdoor recreation activities.

According to Stratview Research – Powersports Market Research Report, the powersports industry grew by 10% in terms of units in 2020, its highest growth rate ever achieved. The long-term outlook for growth and demand for powersports, according to the report, especially off-road vehicles, or ORVs, and power watercraft, or PWCs is positive. The Stratview Research report estimates the powersports market to grow at a compound annual growth rate, or CAGR, of 5.7% during 2022 to 2027 to reach a value of $47.9 billion by 2027.

According to a report by Allied Market Research, the global ATV and UTV market was valued at $7.6 billion in 2017, and is projected to reach $11.95 billion by 2027, registering a CAGR of 6.7% from 2020 to 2027.

According to Market Reports World, global off-road motorcycles market size is estimated to grow at CAGR of almost 8% with new vehicle sales of 124.95 thousand units during the forecast period 2022 to 2027.

While the post-COVID pandemic growth rates may not be this steep, and inflationary pressures and any possible recession may impact demand, we believe the new culture of escape and outdoor activities will continue to drive off-road powersports recreation. We believe there are very few all-electric off-road powersports companies, and traditional powersports companies have only recently started making electric products, so significant data on off-road electric vehicles does not exist yet.

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Our Products

We will feature motorcycle and UTV products that are all-electric and for off-road use only. On-road products require costly levels of certification, homologation and compliance with the Department of Transportation (DOT), the National Highway Traffic Safety Administration (NHTSA) and other government regulators. As such, we are solely focusing on the off-road market, other than our E-Bike offering, the Brat, which we expect to be classified as a class 2 E-Bike that can be used both on-road and off-road. Due to these regulations, our vehicles (other than the planned E-Bike) are not legal for on-road use. All such vehicles will come with a warning label stating “This vehicle is designed and manufactured for off-road use only. It does not conform to federal motor vehicle safety standards and operation on public streets, roads, or highways is illegal”, and therefore our vehicles cannot be legally registered for on-road use in any state in the United States and in many countries. In addition to powersports vehicles, we will source, market and sell a complete line of accessories and upgrades. These will feature parts designed to increase performance or appearance, in addition to practical add-ons to equip Volcon vehicles for hunters, ranchers and farmers.

The Grunt

Our first product to market, the Grunt, began shipping to customers in the third quarter of 2021. The Grunt is an electric off-road motorcycle with unique design features and capabilities.

The Grunt’s distinctive low height and oversize tires are designed to make it look like the minibikes of the 1970s and 1980s. These unique elements of the Grunt are not just for styling, but we believe they help make it easier to ride as compared to other off-road motorcycles on the market. The low seat height and big tires help make the Grunt stable at all speeds on all surfaces. The electric drivetrain has no clutch and no gears, making it easy for almost anyone to ride.

Although the Grunt can be used as delivered, we have developed an app, which can be downloaded at no charge by anyone, that we believe will enhance the riding experience. The Grunt has a small, optional, dash with limited data; however, the rider can use their phones and the app (subject to the rider’s cellular connectivity) as a dashboard by mounting it on the handlebars. The app makes it easier for users to set ride modes, check battery status, and update the bike’s firmware.  In the future we plan to add a trip navigation feature to the app.

The Grunt is designed for family off-road adventures, work on the farm or fun transport around private land. Its range can be up to 35 miles (with an optional second battery that provides an additional 35 miles) in its “explore” mode setting and it charges in less than three hours from a standard wall outlet.

We are designing an upgraded Grunt, the 2023 Grunt EVO, that will have a belt drive rather than a chain drive, upgraded rear shock and will be available in additional colors and have aftermarket accessory upgrades such as handlebars, grips, foot pegs and seats. The pricing for the 2023 Grunt EVO and accessories has not yet been determined. We expect the Grunt EVO to be available beginning in the first quarter of 2023.

The Runt

In the second quarter of 2023, the 2023 Volcon Runt also is expected to be available to the market. The Runt shares the styling of its big-brother, the Grunt, but it is sized for seven to 14-year-olds.

Like the Grunt, the Runt’s large tires and low-slung chassis will make it easier to ride than traditional off-road motorcycles. The Runt rider can see speed, battery charge and ride mode via the ride control app.

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The Volcon app will also work with the Runt and will let the parents of the child login on their own phones to control the maximum acceleration and speed of the Runt. Notifications for the child exceeding a certain speed or tipping the bike over can also be sent to the parents via text.

The Runt will have a range of up to 35 miles in its “explore” mode setting and charges in less than three hours from a standard wall outlet.

The Brat

We began taking pre-orders for the 2023 Volcon Brat E-Bike in September 2022 and expect shipments to begin in the fourth quarter of 2022. Similar to the lineup of Volcon motorcycles, the Brat will have a low seat height, large tires, hydraulic front and rear disc brakes and is expected to be a Class 2 E-Bike capable of achieving 20 mph maximum speed from throttle assistance. The Volcon app will also work with the Brat.

Future Products

In July 2022, we publicly introduced a prototype of the Stag. We began taking pre-production orders from dealers in June 2022 and consumers in July 2022, which pre-production orders will be transferred to dealers located near the consumer, with delivery to customers expected to begin in the first half of 2023. Pre-orders of the Stag are non-binding and cancellable prior to delivery. The Stag will be Volcon’s first utility/sport UTV with a 64” width to ensure it is able to operate in states with 65”-maximum-width trails.

The 2023 Stag is the first UTV model launched and will seat up to four people, with folding rear seats, a four point harness system, high performance shocks and tires, on demand all-wheel drive, variable power steering, a quick attach cargo system and a full line of accessories.

In the first half of 2024 we expect to introduce a lower performance version of the Stag with smaller tires and shocks but will still include features like on demand all-wheel drive, a quick attach cargo system, folding rear seats, a 3 point harness system and a full line of accessories. It will feature hauling and towing abilities for work on a farm or job site, but also fold-up seating for four so it can be used for weekend family adventures.

In the second half of 2024 we expect to launch the 2024 Stag Armageddon, a high performance model designed for off-road racing. This model will include a larger motor and battery system, high performance shocks and tires, full time all-wheel drive, locking front and rear differentials, variable power steering and a full line of accessories.

We also expect to release the 2024 Stag Hunt in the second half of 2024. The Stag Hunt is designed for mountain terrain, forest roads and back acreage. Like the Stag Trail Base, the Stag Hunt will have smaller tires and shocks but will have higher payload and towing capacity than the Stag or Stag Armageddon. Finally, in the first half of 2025 we expect to launch the 2025 Stag Ranch, a utility version of the Stag that will have a configurable tilt flatbed system that will be designed for work on the ranch or jobsite. We also expect to release a two seat version of the Stag, the Stag Sport. The timing of the release of the Stag Sport has not yet been determined.

We expect to introduce a larger, longer range UTV (to be named) in 2025, which will be the flagship model in the Volcon line. We are designing this vehicle to have superior range and speed, but still be able to haul and tow far more than a traditional UTV.

Our ability to release new future products is dependent on our ability to generate revenues from our existing products or receive future financing of which there is no assurance.

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Recent Developments

August 2022 Private Placement

On August 22, 2022, the Company entered into the SPA with certain institutional investors listed on the signature pages thereto pursuant to which the Company agreed to issue and sell to the investors in a private placement (i) the 2022 Warrants and (ii) the Convertible Notes (the “Private Placement”). Pursuant to the SPA, upon the closing of the Private Placement, the Company received approximately $22.5 million in net proceeds. The Company intends to use the net proceeds received by it primarily for general corporate purposes. For further information regarding the 2022 Warrants and Convertible Notes please see the section titled “Description of Securities.”

Aegis acted as exclusive placement agent for the Private Placement. Pursuant to the Placement Agent Agreement, Aegis received (i) upon closing cash compensation of $2.0 million (8.0% of the gross proceeds of the Private Placement), (ii) $250,000 for non-accountable expenses (1.0% of the gross proceeds of the Private Placement), and (iii) the Placement Agent Warrant. For further information regarding the Placement Agent Warrant, please see the section titled “Description of Securities.”

Program to Improve Profitability and Cash Flow

In August 2022, the Company announced that as part of a program to improve profitability and cash flow, it was closing its manufacturing operations in Round Rock, Texas, merging its logistics and storage operations into a single location, and entering into a manufacturing agreement with GLV Ventures (“GLV”) for GLV to produce the Grunt, as well as the Stag. As part of the program, Volcon also reduced its employee headcount in Texas.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.07 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Company Information

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest, Suite 120, Round Rock, TX 78665. Our website address is www.volcon.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

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THE OFFERING

Common stock to be offered by the selling stockholders	Up to 22,072,464 shares of our common stock, which consist of (i) up to 9,057,971 2022 Warrant Shares, (ii) up to 12,077,295 Convertible Note Shares, (iii) up to 603,864 Placement Agent Shares and (iv) up to 333,334 Underwriter Warrant Shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. With respect to the 2022 Warrant Shares, the Placement Agent Shares and the Underwriter Warrant Shares underlying the 2022 Warrants, the Placement Agent Warrant and the Underwriter Warrant, we will not receive any proceeds from such shares of common stock except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We will not receive any of the proceeds from the sale of the Convertible Note Shares by the selling noteholders. We intend to use any such proceeds for general corporate purposes. See the section titled “Use of Proceeds” beginning on page 14 for additional information.

Shares outstanding prior to the offering	As of September 12, 2022, we had 24,347,197 shares of common stock issued and outstanding.

Shares outstanding after the offering	46,419,661 shares of common stock (assuming the exercise or conversion, as applicable, of the 2022 Warrants, Convertible Notes, Placement Agent Warrant and the Underwriter Warrant).

Plan of Distribution	The selling stockholders named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the Resale Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the Resale Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Risk Factors	See the section titled “Risk Factors” beginning on page 10 of this prospectus and other information appearing elsewhere in this prospectus or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Lock-up	We, our directors, executive officers, and certain stockholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 90 days after the date of this prospectus. See the section titled “Plan of Distribution” beginning on page 34 of this prospectus for additional information.

Nasdaq Capital Market listing symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “VLCN.” The 2022 Warrants, Convertible Notes, Placement Agent Warrant and Underwriter Warrant will not be listed

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The number of shares of common stock to be outstanding after this offering does not give effect to the following as of September 12, 2022:

•	5,090,449 shares issuable upon exercise of outstanding warrants to purchase our common stock at a weighted average exercise price of $1.18 per share;

•	150,000 shares underlying restricted stock units granted to employees vesting over time;

•	2,588,497 shares issuable upon exercise of outstanding options issued to employees, directors, consultants and advisory board members to purchase our common stock at a weighted average exercise price of $3.58 per share; and

•	3,811,204 shares available for future issuance under the 2021 Stock Plan.

Unless otherwise indicated, this prospectus reflects and assumes no impact from any reverse stock split that could occur if the Board of Directors effects a reverse stock split.

On July 27, 2021, the board of directors approved a common stock dividend of 1.5 shares for each share of common stock. The Company has accounted for this as a stock split since all common stock shares, warrants, options and restricted stock unit amounts and common stock per share amounts have been adjusted for this stock dividend. All periods presented have been adjusted to reflect this stock dividend. As a result of the stock dividend, Series A and Series B preferred stock converted at a ratio of 2.5 common shares for each preferred share outstanding upon completion of the Company’s initial public offering completed in October 2021.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations could be materially adversely affected. If that occurs, the trading price of our common stock could decline materially, and you could lose all or part of your investment. The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to our Common Stock

If our stock price fluctuates, you could lose a significant part of your investment.

Since our initial public offering through September 12, 2022, our share price has fluctuated from a high of $17.96 to a low of $0.95 and closed at $2.68 on September 12, 2022. The market price of our common stock is subject to wide fluctuations in response to, among other things, the risk factors described in this filing and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The terms of the 2022 Warrants and Convertible Notes imposed additional challenges on our ability to raise capital.

The agreements related to the sale of the 2022 Warrants and Convertible Notes contain a number of restrictive covenants that may impose significant operating and financial restrictions on us while the 2022 Warrants and Convertible Notes remain outstanding, unless the restrictions are waived by consent of each holder, including, but not limited to, restrictions on our ability to incur additional indebtedness and guarantee indebtedness; incur liens or allow mortgages or other encumbrances; redeem, or repurchase certain other debt; pay dividends or make other distributions or repurchase or redeem our capital stock; sell assets or enter into or effect certain other transactions; issue additional equity (outside of the 2022 Warrants and Convertible Notes, issuances under our equity compensation plan and other limited exceptions); enter into variable rate transactions, among other restrictions.

A breach of the covenants or restrictions under the SPA, the 2022 Warrants and Convertible Notes and related agreements governing our indebtedness could result in an event of default under such agreements. As a result of these restrictions, we may be limited in how we conduct our business, unable to finance our operations through additional debt or equity financings and/or unable to compete effectively or to take advantage of new business opportunities.

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Further, while we could potentially receive up to an aggregate of $29.2 million in gross proceeds from the exercise of the 2022 Warrants, the Placement Agent Warrant and the Underwriter Warrant, assuming the exercise in full of all of the 2022 Warrants, the Placement Agent Warrant and Underwriter Warrant, no assurances can be made that the holders of such warrants will elect to exercise any or all of such warrants and, accordingly, no assurance that we will receive any proceeds from the exercise of the 2022 Warrants, Placement Agent Warrant and Underwriter Warrant. We believe the likelihood that the holders will exercise the 2022 Warrants, the Placement Agent Warrant and the Underwriter Warrant, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our common stock, which as of the date the 2022 Warrants, the Placement Agent Warrant, and the Underwriter Warrant were issued was below the exercise price of $2.85 for the 2022 Warrants, the exercise price of $3.5625 for the Placement Agent Warrant and the exercise price of $3.75 for the Underwriter Warrant. If the trading price for our common stock is less than the exercise price for either the 2022 Warrants, the Placement Agent Warrant or the Underwriter Warrant, we believe the holders of such warrants will be unlikely to exercise their warrants. Accordingly, we may not receive cash proceeds with respect to either the 2022 Warrants, Placement Agent Warrant or Underwriter Warrant and we are restricted in our ability to conduct additional debt or equity financings.

The issuance of our common stock in connection with the Company’s outstanding warrants, including the 2022 Warrants, the Placement Agent Warrant and the Underwriter Warrant, and the Convertible Notes, could cause substantial dilution, which could materially affect the trading price of our common stock.

The 2022 Warrants, the Convertible Notes, the Placement Agent Warrant and the Underwriter Warrant are exercisable or convertible, as applicable, for up to 22,072,464 shares of the Company’s common stock. The additional shares of common stock issued upon the exercise or conversion, as applicable, of the 2022 Warrants, the Convertible Notes, the Placement Agent Warrant and the Underwriter Warrant will result in dilution to the then existing holders of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of a substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

The sale of our common stock by the selling shareholders, or the perception that stock sales may occur, could cause the price of our common stock to decline.

On August 22, 2022 we entered into the SPA, pursuant to which we agreed to issue and sell to the investors in the Private Placement (i) the Convertible Notes in an aggregate principal amount of $27,173,913, at an initial conversion price of $2.25 per share of the Company’s common stock and subject to adjustment upon the occurrence of specified events, and (ii) the 2022 Warrants to purchase up to 9,057,971 shares of common stock with an initial exercise price of $2.85 per share of common stock. Contemporaneously, we entered into the Placement Agent Agreement, pursuant to which we agreed to issue the Placement Agent Warrant to purchase up to 603,864 shares of the Company’s common stock at an exercise price of $3.5625. On February 1, 2022, we entered into the Underwriting Agreement, pursuant to which we agreed to issue the Underwriter Warrant to purchase up to 333,334 shares of the Company’s common stock at an exercise price of $3.75. Therefore, up to 22,072,464 shares of the Company’s common stock have been registered under this registration statement.

The sale of our common stock in the public market or otherwise, including sales by the selling stockholders pursuant to this prospectus, or the perception that such sales could occur, could harm the prevailing market price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate (which ability to sell equity securities is also subject to restrictions under the terms of the SPA and related agreements). If and when we do issue shares of common stock to the selling stockholders upon the exercise or conversion, as applicable of the 2022 Warrants, Convertible Notes, Placement Agent Warrant or Underwriter Warrant, the selling stockholders may resell all, some or none of those shares of common stock at any time or from time to time in their discretion. Resales of our common stock may cause the market price of our securities to drop significantly, regardless of the performance of our business.

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We may not be able to maintain our listing on the Nasdaq, which could have a material adverse effect on us and our stockholders.

The standards for continued listing on Nasdaq include, among other things, that the minimum bid price for the listed securities not fall below $1.00 for a period in excess of thirty (30) consecutive business days. During the month of May 2022 our common stock traded at levels below $1.00 per share on at least one occasion, but never for thirty (30) consecutive days. However, if the closing bid price of our common stock were to fail to meet Nasdaq’s minimum closing bid price requirement, or if we otherwise fail to meet any other applicable requirements of Nasdaq and we are unable to regain compliance, Nasdaq may make a determination to delist our common stock. The delisting of our common stock from Nasdaq could negatively impact us by (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) impacting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing or limiting us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

If securities or industry analysts do not publish research or reports about us, or if they adversely change their recommendations regarding our common stock, then our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our industry and our market. We currently have one analyst covering us and limited published research or reports about us. As a small-cap company, we are more likely than our larger competitors to lack coverage from securities analysts. In addition, even if we receive analyst coverage, if one or more analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more analysts who elect to cover us issue negative reports or adversely change their recommendations regarding our common stock, our stock price could decline.

As an “emerging growth company” under the JOBS Act we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;
•	the last day of the fiscal year following the fifth anniversary of our initial public offering;
•	the date on which we have, during the previous 3-year period, issued more than $1.0 billion in non-convertible debt; or
•	the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);
•	submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and
•	include detailed compensation discussion and analysis in our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and instead may provide a reduced level of disclosure concerning executive compensation.

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Additionally, for so long as we remain an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, other than the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

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Use of Proceeds

All of the Resale Shares offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales. With respect to the shares of common stock underlying the 2022 Warrants, the Placement Agent Warrant and the Underwriter Warrant, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

The selling stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling stockholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

MARKET FOR OUR COMMON STOCK AND Dividend Policy

Market for Our Common Stock

Our common stock is listed on the Nasdaq under the symbol “VLCN.” As of September 12, 2022, we had 1,233 stockholders of record and 24,347,197 outstanding shares.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors the board deems relevant.

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SELLING STOCKHOLDERS

2022 Warrants, Convertible Notes, Placement Agent Warrant and Underwriter Warrant

2022 Warrants and Convertible Notes

On August 22, 2022, we entered into the SPA with Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Debt Opportunity Fund, LP, pursuant to which we agreed to issue and sell in the Private Placement (i) the 2022 Warrants to purchase up to 9,057,971 shares of common stock with an initial exercise price of $2.85 per share of common stock, and (ii) the Convertible Notes in an aggregate principal amount of $27,173,913, at an initial conversion price of $2.25 per share of the Company’s common stock and subject to adjustment upon the occurrence of specified events. Pursuant to the SPA, upon the closing of the Private Placement of the 2022 Warrants and Convertible Notes, the Company received approximately $22.5 million in net proceeds. The Company intends to use the net proceeds received by it primarily for general corporate purposes.

The 2022 Warrants are immediately exercisable for five (5) years and entitle the investors to purchase 9,057,971 shares of the Company’s common stock at an initial exercise price of $2.85, subject to adjustment under certain circumstances described in the 2022 Warrants.

The 2022 Warrants contain certain exercise limitations, providing that no exercise may be made if, after giving effect to the exercise, the holder, together with any of its affiliates, would beneficially own in excess of 4.99% of the Company’s outstanding shares of common stock after giving effect to such exercise.

The Convertible Notes are the senior unsecured obligations of the Company and were issued with an original issue discount of 8.0%. The Convertible Notes bear no interest until an event of default has occurred, upon which interest accrues at 10.0% per annum. The Convertible Notes mature on February 24, 2024, unless earlier converted (only upon the satisfaction of certain conditions) (the “Maturity Date”). The Maturity Date may be extended at the sole option of the holder, under certain circumstances specified therein. The Company may, at its election, force conversion of the Convertible Notes if at any time after the issuance date, the weighted average price of the common stock for ten (10) consecutive trading days equals or exceeds $3.50, subject to certain limitations described in the Convertible Notes.

The Convertible Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding shares of common stock after giving effect to such conversion.

Contemporaneously with the execution and delivery of the SPA, the Company also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the SEC covering the resale of the 2022 Warrant Shares and Convertible Note Shares, on or before the 30th calendar day following the closing of the SPA and to cause such registration statement to be declared effective by the SEC on or before the 60th calendar day (or, in the event of a “full review” by the SEC, the 90th calendar day) following the closing of the SPA. We are required to use our best efforts to maintain the effectiveness of the registration statement until the date that all the Resale Shares covered by such registration statement (i) have been sold or (ii) may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto). The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

Placement Agent Warrant

Aegis acted as exclusive placement agent for the Private Placement. Pursuant to the Placement Agent Agreement, Aegis received (i) upon closing cash compensation of $2.0 million (8.0% of the gross proceeds of the Private Placement), (ii) $250,000 for non-accountable expenses (1.0% of the gross proceeds of the private placement), and (iii) the Placement Agent Warrant to purchase up to 603,864 shares of the Company’s common stock at an exercise price of $3.5625.

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Underwriter Warrant

In connection with the Company’s 2022 public offering completed on February 1, 2022, we entered into the Underwriting Agreement. Pursuant to the Underwriting Agreement, we agreed to issue to Aegis, as compensation for its services, the Underwriter Warrant, a five-year warrant to purchase up to 333,334 shares of the Company’s common stock at an exercise price of $3.75.

This prospectus relates to the resale by the selling stockholders named herein of the Resale Shares issuable upon the exercise or conversion, as applicable, of the 2022 Warrants, the Convertible Notes, the Placement Agent Warrant and the Underwriter Warrant, respectively.

Information About Selling Stockholder Offering

The selling stockholders may offer and sell, from time to time, any or all of the Resale Shares being offered for resale by this prospectus, which consists of: (i) up to 9,057,971 2022 Warrant Shares, (ii) 12,077,295 Convertible Note Shares, (iii) 603,864 Placement Agent Shares and (iv) 333,334 Underwriter Warrant Shares.

The term “selling stockholders” includes the stockholders listed in the table below and their permitted transferees.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock by each selling stockholder, the number of shares of common stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own after this offering. We have based percentage ownership on 24,347,197 shares of common stock outstanding as of September 12, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Because each selling stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

The Convertible Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding shares of common stock after giving effect to such conversion. The 2022 Warrants contain certain exercise limitations, providing that no exercise may be made if, after giving effect to the exercise, the holder, together with any of its affiliates, would beneficially own in excess of 4.99% of the Company’s outstanding shares of common stock after giving effect to such exercise. The number of shares in the second, fourth, fifth and eighth columns do not reflect the above referenced limitations, but the percentages in the third and tenth columns do reflect such limitations.

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Selling stockholder information for each additional selling stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling stockholder and the number of shares registered on its behalf. A selling stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See the section titled “Plan of Distribution” beginning on page 34 of this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering		Percentage of Shares Beneficially Owned Prior to Offering	Number of Shares Underlying Convertible Note	Number of Shares Underlying 2022 Warrant	Number of Shares Underlying Placement Agent Warrant	Number of Shares Underlying Underwriter Warrant	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering(1)		Percentage of Shares Beneficially Owned After Offering(1)
Empery Asset Master, LTD(2)	664,251		2.66%	379,572	284,679	–	–	664,251	–		–
Empery Tax Efficient, LP(3)	181,160		*	103,520	77,640	–	–	181,160	–		–
Empery Debt Opportunity Fund, LP(4)	20,289,855		9.99%	11,594,203	8,695,652	–	–	20,289,855	–		–
Aegis Capital Corp.(5)	1,109,166	(6)	4.35%	–	–	603,864	333,334	937,198	171,968	(7)	*

* Less than 1%

(1) Because the selling stockholders identified in this table may sell some, all or none of the shares owned by them that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders at the time of this registration statement. Therefore, unless otherwise noted, we have assumed for purposes of this table that the selling stockholders will sell the maximum number of shares registered for resale pursuant to this Prospectus.

(2) Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd, has discretionary authority to vote and dispose of the shares held by Empery Asset Master Ltd and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Asset Master Ltd. Empery Asset Master Ltd, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(3) Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP, has discretionary authority to vote and dispose of the shares held by Empery Tax Efficient, LP and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Tax Efficient, LP. Empery Tax Efficient, LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(4) Empery Asset Management LP, the authorized agent of Empery Debt Opportunity Fund, LP, has discretionary authority to vote and dispose of the shares held by Empery Debt Opportunity Fund, LP and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Debt Opportunity Fund, LP. Empery Debt Opportunity Fund, LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(5) Robert J. Eide, Chief Executive Officer of Aegis Capital Corp., has voting and dispositive power over these securities. The selling stockholder is a registered broker-dealer and acted as the placement agent or underwriter for transactions described in footnote (6) and elsewhere herein.

(6) Represents (i) 603,864 shares of the Company’s common stock that may be acquired upon the exercise of the Placement Agent Warrant, which is exercisable starting on February 24, 2023 and expires on February 24, 2028, (ii) 333,334 shares of the Company’s common stock that may be acquired upon the exercise of the Underwriter Warrant, which is currently exercisable and expires on February 1, 2027, (iii) 162,594 shares of the Company’s common stock that may be acquired upon the exercise of the warrants issued to Aegis in connection with our initial public offering completed on October 6, 2021, which are currently exercisable at an exercise price of $6.68 and expire October 5, 2026, and (iv) 9,374 shares of the Company’s common stock that may be acquired upon the exercise of warrants issued to Aegis as compensation in connection with certain preferred stock offerings, which warrants are currently exercisable at an exercise price of $6.68, and expire on May 25, 2026. For further information regarding the warrants described in (i) – (ii) of this note, please see the section titled “Description of Securities.”

(7) Represents (i) 162,594 shares of the Company’s common stock that may be acquired upon the exercise of the warrants issued to Aegis in connection with our initial public offering completed on October 6, 2021 with an exercise price of $6.68, and (ii) 9,374 shares of the Company’s common stock that may be acquired upon the exercise of certain warrants with an exercise price of $6.68.

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BUSINESS

Overview

We are an all-electric, off-road powersports vehicle company developing electric two and four-wheel motorcycles and UTVs, also known as side-by-sides, along with a complete line of upgrades and accessories. In October 2020, we began building and testing prototypes for our future offerings with two off-road motorcycles – the Grunt and the Runt. Our motorcycles feature unique frame designs protected by design patents. Additional utility and design patents have been filed for other aspects of Volcon’s vehicles.

We initially began to sell and distribute the Grunt and related accessories in the United States on a direct-to-consumer sales platform. We terminated our direct-to-consumer sales platform in November 2021. Prior to the termination of our direct-to-consumer sales platform, U.S. customers made deposits for 360 Grunts (net of cancellations) and five Runts, plus accessories and a delivery fee representing total deposits of $2.2 million. These orders were cancellable by the customer until the vehicle was delivered and after a 14-day acceptance period, therefore the deposits were recorded as deferred revenue. As of June 30, 2022, we have completed shipping of all Grunts sold through our direct-to-consumer sales platform. Due to delays in developing the Runt, we refunded the deposits made for all Runts.

Beginning in November 2021, we began negotiating dealership agreements with powersports dealers to display and sell our vehicles and accessories. Customers can now, or will soon be able to, buy our vehicles and accessories directly from a local dealership. Some of these dealers will also provide warranty and repair services to customers. Through August 31, 2022, we have entered into more than 130 dealership agreements. Each dealer has agreed to initially order a minimum of two Grunts. Upon sale of a Grunt the dealer may order an additional Grunt. We expect that once we have increased manufacturing capacity that dealers will be able to order in higher quantities to support their customer demand. We also expect to be able to offer the dealers a financing option, or “floor plan” to make higher purchases of our vehicles but we do not currently have this financing option available. We have an agreement with a third-party financing company to provide financing to qualified customers of each dealer. There is no recourse to the Company or the dealer if the dealer’s customer defaults on the financing agreement with this third party.

Our vehicles and accessories will be sold globally in a three-phase rollout of export sales – Latin America importers in 2021, Canada expected in 2022 and Europe and Australia expected in 2023. Export sales are executed with individual importers in each country that buy vehicles by the container. Each importer will sell vehicles and accessories to local dealers or directly to customers. Local dealers will provide warranty and repair services for vehicles purchased in their country.

As of August 31, 2022, we have signed agreements with five LATAM importers and one importer for the Caribbean Region. In May 2022, we signed an exclusive distribution agreement with Torrot, to distribute their electric motorcycles for youth riders in Latin America. We will use our LATAM importers to sell Torrot’s products in Latin America.

Through August 2022 we assembled the Grunt in a leased production facility in Round Rock, Texas. In August 2022 we announced that we will outsource the manufacturing of the Grunt to a third-party manufacturer, which we anticipate will reduce costs and improve profitability on the Grunt and expect to receive Grunts from this manufacturer in November 2022. We also outsourced the 2023 Grunt EVO to the same third-party manufacturer. The 2023 Grunt EVO will replace the Grunt and has a belt drive rather than a chain drive as well as an updated rear suspension.

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In July 2022, we expanded our offerings with the introduction of the first of our Volcon Stag UTV models, the Stag LE, which we anticipate will be available for delivery in the first half of 2023, followed by additional models of the Stag expected in 2024 and 2025 and the introduction of a higher performance, longer range UTV (to be named) which we expect to begin delivering in 2025. The Stag will be manufactured by a third party and incorporate electrification units, which include batteries, drive units and control modules provided by General Motors. As of August 31, 2022 we have taken non-binding pre-production orders. Pre-orders of the Stag are non-binding and cancellable prior to delivery.

We also began taking pre-orders for an E-Bike, the Brat, in the September 2022 and expect shipments to customers to begin in the fourth quarter of 2022. The Brat is being manufactured by a third party. We are also working to finalize arrangements for the Runt to be manufactured by a third party and we expect to begin selling the Runt in the second quarter of 2023.

The estimated fulfillment of all orders we have received assumes that our third-party manufacturers can successfully meet our order quantities and deadlines. If they are unable to satisfy orders on a timely basis, our customers may cancel their orders.

Our Industry

The powersports industry is made up of on-road and off-road motorcycles, ATVs, UTVs, personal watercraft, snow machines, and portable generators. We are focusing solely on off-road motorcycles and UTVs. The ATV market, in which a single rider sits on top of a four-wheeled vehicle (as opposed to sitting inside a UTV), is not a market we currently intend to pursue but will continue to evaluate our lineup of vehicles in the future.

Outdoor recreation is a major driver of the American economy. In 2019, the BEA found that outdoor recreation drives $788 billion of economic activity in America. The BEA noted that two and four-wheel powersports make up $39 billion of that total–the fourth largest total of all outdoor recreation activities.

According to Stratview Research ̶ Powersports Market Research Report, the powersports industry grew by 10% in terms of units in 2020, its highest growth rate ever achieved. The long-term outlook for growth and demand for powersports, according to the report, especially off-road vehicles, or ORVs, and power watercraft, or PWCs is positive. The Stratview Research report estimates the powersports market to grow at a compound annual growth rate, or CAGR, of 5.7% during 2022 to 2027 to reach a value of $47.9 billion by 2027.

According to a report by Allied Market Research, the global ATV and UTV market was valued at $7.6 billion in 2017, and is projected to reach $11.95 billion by 2027, registering a CAGR of 6.7% from 2020 to 2027.

According to Market Reports World, global off-road motorcycles market size is estimated to grow at CAGR of almost 8% with new vehicle sales of 124.95 thousand units during the forecast period 2022 to 2027.

While the post-COVID pandemic growth rates may not be this steep, and inflationary pressures and any possible recession may impact demand, we believe the new culture of escape and outdoor activities will continue to drive off-road powersports recreation. We believe there are very few all-electric off-road powersports companies, and traditional powersports companies have only recently started making electric products, so significant data on off-road electric vehicles does not exist yet.

Our Products

We will feature motorcycle and UTV products that are all-electric and for off-road use only. On-road products require costly levels of certification, homologation and compliance with the Department of Transportation (DOT), the National Highway Traffic Safety Administration (NHTSA) and other government regulators. As such, we are solely focusing on the off-road market, other than our E-Bike offering, the Brat, which we expect to be classified as a class 2 E-Bike that can be used both on-road and off-road. Due to these regulations, our vehicles (other than the planned E-Bike) are not legal for on-road use. All such vehicles will come with a warning label stating “This vehicle is designed and manufactured for off-road use only. It does not conform to federal motor vehicle safety standards and operation on public streets, roads, or highways is illegal”, and therefore our vehicles cannot be legally registered for on-road use in any state in the United States and in many countries. In addition to powersports vehicles, we will source, market and sell a complete line of accessories and upgrades. These will feature parts designed to increase performance or appearance, in addition to practical add-ons to equip Volcon vehicles for hunters, ranchers and farmers.

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The Grunt

Our first product to market, the Grunt, began shipping to customers in the third quarter of 2021. The Grunt is an electric off-road motorcycle with unique design features and capabilities.

The Grunt’s distinctive low height and oversize tires are designed to make it look like the minibikes of the 1970s and 1980s. These unique elements of the Grunt are not just for styling, but we believe they help make it easier to ride as compared to other off-road motorcycles on the market. The low seat height and big tires help make the Grunt stable at all speeds on all surfaces. The electric drivetrain has no clutch and no gears, making it easy for almost anyone to ride.

Although the Grunt can be used as delivered, we have developed an app, which can be downloaded at no charge by anyone, that we believe will enhance the riding experience. The Grunt has a small, optional, dash with limited data; however, the rider can use their phones and the app (subject to the rider’s cellular connectivity) as a dashboard by mounting it on the handlebars. The app makes it easier for users to set ride modes, check battery status, and update the bike’s firmware.  In the future we plan to add a trip navigation feature to the app.

The Grunt is designed for family off-road adventures, work on the farm or fun transport around private land. Its range can be up to 35 miles (with an optional second battery that provides an additional 35 miles) in its “explore” mode setting and it charges in less than three hours from a standard wall outlet.

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The Grunt EVO

*       Artist’s depiction of the proposed commercial version.

We are designing an upgraded Grunt, the 2023 Grunt EVO, that will have a belt drive rather than a chain drive, upgraded rear shock and will be available in additional colors and have aftermarket accessory upgrades such as handlebars, grips, foot pegs and seats. The pricing for the 2023 Grunt EVO and accessories has not yet been determined. We expect the Grunt EVO to be available beginning in the first quarter of 2023.

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The Runt

 *       Artist’s depiction of the proposed commercial version.

In the second quarter of 2023, the 2023 Volcon Runt also is expected to be available to the market. The Runt shares the styling of its big-brother, the Grunt, but it is sized for seven to 14-year-olds.

Like the Grunt, the Runt’s large tires and low-slung chassis will make it easier to ride than traditional off-road motorcycles. The Runt rider can see speed, battery charge and ride mode via the ride control app.

The Volcon app will also work with the Runt and will let the parents of the child login on their own phones to control the maximum acceleration and speed of the Runt. Notifications for the child exceeding a certain speed or tipping the bike over can also be sent to the parents via text.

The Runt will have a range of up to 35 miles in its “explore” mode setting and charges in less than three hours from a standard wall outlet.

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The Brat

*       Artist’s depiction of the proposed commercial version.

We began taking pre-orders for the 2023 Volcon Brat E-Bike in September 2022 and expect shipments to customers to begin in the fourth quarter of 2022. Similar to the lineup of Volcon motorcycles, the Brat will have a low seat height, large tires, hydraulic front and rear disc brakes and is expected to be a Class 2 E-Bike capable of achieving 20 mph maximum speed from throttle assistance. The Volcon app will also work with the Brat.

Future Products

The Stag

*       Artist’s depiction of the proposed commercial version.

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In July 2022, we publicly introduced a prototype of the Stag. We began taking pre-production orders from dealers in June 2022 and consumers in July 2022, which pre-production orders will be transferred to dealers located near the consumer, with delivery to customers expected to begin in the first half of 2023. Pre-orders of the Stag are non-binding and cancellable prior to delivery. The Stag will be Volcon’s first utility/sport UTV with a 64” width to ensure it is able to operate in states with 65”-maximum-width trails.

The 2023 Stag is the first UTV model launched and will seat up to four people, with folding rear seats, a four point harness system, high performance shocks and tires, on demand all-wheel drive, variable power steering, a quick attach cargo system and a full line of accessories.

Base Stag

*       Artist’s depiction of the proposed commercial version.

In the first half of 2024 we expect to introduce a lower performance version of the Stag with smaller tires and shocks but will still include features like on demand all-wheel drive, a quick attach cargo system, folding rear seats, a 3 point harness system and a full line of accessories. It will feature hauling and towing abilities for work on a farm or job site, but also fold-up seating for four so it can be used for weekend family adventures.

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Stag Armageddon

*       Artist’s depiction of the proposed commercial version.

In the second half of 2024 we expect to launch the 2024 Stag Armageddon, a high performance model designed for off-road racing. This model will include a larger motor and battery system, high performance shocks and tires, full time all-wheel drive, locking front and rear differentials, variable power steering and a full line of accessories.

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Stag Hunt and Stag Ranch

*       Artist’s depiction of the proposed commercial versions.

We also expect to release the 2024 Stag Hunt in the second half of 2024. The Stag Hunt is designed for mountain terrain, forest roads and back acreage. Like the Stag Trail Base, the Stag Hunt will have smaller tires and shocks but will have higher payload and towing capacity than the Stag or Stag Armageddon. Finally, in the first half of 2025 we expect to launch the 2025 Stag Ranch, a utility version of the Stag that will have a configurable tilt flatbed system that will be designed for work on the ranch or jobsite.

Stag Sport

We also expect to release the Stag Sport in the future. The Stag Sport will have performance similar to the Stag Base with smaller tires and shocks and on demand all-wheel drive. The Stag Sport will seat two people, include a four point harness system and will have a full line of accessories.

*       Artist’s depiction of the proposed commercial version.

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Project XL

*       Artist’s depiction of the proposed commercial version.

We expect to introduce a larger, longer range UTV (to be named) in 2025, which will be the flagship model in the Volcon line. We are designing this vehicle to have superior range and speed, but still be able to haul and tow far more than a traditional UTV.

Our ability to release new future products is dependent on our ability to generate revenues from our existing products or receive future financing of which there is no assurance.

Assembly and Manufacturing

Through August 2022, we sourced the parts for the Grunt from component manufacturers worldwide, with an emphasis on the United States, China and Southeast Asia. Beginning in August 2022, we outsourced the manufacturing of the Grunt to a third-party manufacturer who will utilize parts from our remaining inventory and inventory orders we have placed but not yet received. This third-party manufacturer will also assemble the 2023 Grunt EVO and will use any remaining Grunt parts from our remaining inventory in addition to sourcing parts from their supply chain or manufacturing the parts.

We outsourced the assembly of the Brat and the Stag to a separate third-party manufacturer under long-term supply contracts. We are currently evaluating third-party manufacturers to outsource the assembly of the Runt.

We provide a one-year warranty against defects for the Grunt, and a two-year warranty on the battery. We currently expect to provide a similar warranty for all our two wheeled vehicles as they are released for sale. We are currently evaluating the warranty for the Stag including consideration of warranty periods from vendors whose parts we will use in the Stag. Our warranty will generally require us to repair or replace defective products during such warranty periods at no cost to the consumer. In cases where the part is warranted by the vendor, we will place claims with the vendor to replace or repair the defective part. We accrue warranty reserves at the time revenue is recognized in a vehicle. Warranty reserves include our best estimate of the projected cost to repair or to replace any items under warranty, based on actual warranty experience as it becomes available and other known factors that may impact our evaluation of historical data. We review our reserves quarterly to ensure that our accruals are adequate in meeting expected future warranty obligations, and we will adjust our estimates as needed. Warranty expense is recorded as a component of cost of revenues in the statement of operations. The warranty provision is classified as a current liability on the balance sheet.

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Sales and Marketing

We are currently negotiating dealership agreements with retail partners to display and sell our vehicles and accessories. Once we have dealers in each state, customers can purchase our vehicles directly from a local dealership. Some of these dealers will also provide warranty and repair services to our customers.

Our vehicles and accessories will be sold globally in a three-phase rollout of export sales – Latin America importers in 2021, Canada expected in 2022 and Europe and Australia expected in 2023. Export sales are executed with individual importers in each country that buy vehicles by the container. Each importer will sell vehicles to local dealers or directly to customers. Local dealers will provide warranty and repair services for vehicles purchased in their country.

Intellectual Property

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we currently rely on a combination of trade secrets, including know-how, employee and third-party nondisclosure agreements, and other contractual rights to establish and protect our proprietary rights in our technology.

Our industrial designs are protected by design patents. In addition, we intend to file for additional utility patents. There is no assurance that we will be granted any such patents. We do not know whether any patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if granted, there can be no assurance that our issued patents or new patent applications will provide us with protection.

The names “Grunt” and “Runt” have been granted trademark rights in the United States and in certain Latin America countries. We have applied for trademark rights for the “Volcon” brand name and our logo in the United States and Latin America as well as trademark rights for Brat, Stag and Grunt EVO. We have received notice from two entities who have indicated they will protest the issuance of a trademark for the Volcon name due to the similarity of Volcon to their trademarks, even though our products are different. We are working with these entities to obtain an agreement that our Volcon trademark can co-exist with their trademarks. If we are unsuccessful in obtaining agreement with these entities, we will need to consider the use of a different trademark for our Company and our products.

Competition

There are dozens of manufacturers that sell off-road motorcycles and UTVs in the United States and even more globally. The markets for powersport vehicles are highly competitive based on a number of factors, including innovation, performance, price, technology, product features, styling, fit and finish, brand recognition, quality and distribution. We believe our ability to compete successfully in these markets depends on our ability to capitalize on our competitive strengths and build brand recognition.

Many companies, which have greater financial and marketing resources than Volcon, make or have announced that they will make electric off-road motorcycles, including Zero Motorcycles, KTM, Yamaha and Honda. Some companies make electric UTVs as part of their product line. Polaris has recently announced a joint venture with Zero Motorcycles to help them design dedicated electric UTVs, the first product of which is expected to be released in 2022.

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Government Regulations

We have focused on the off-road-only portion of the market (with the exception of our planned E-Bike) because it is free of many of the homologation issues and highway certifications required to produce and sell an on-road vehicle. In some states, off-road vehicles do have legislative restrictions, but they are related to noise and exhaust emissions, two things our vehicles do not produce.

Federal, state and local governments have promulgated and/or are considering promulgating laws and regulations relating to the safety of our products. In the United States, the Consumer Product Safety Commission (CPSC) has federal oversight over product safety issues related to off-road vehicles. We believe that our products comply with all applicable CPSC safety standards as well as all other applicable safety standards in the United States.

The assembly, use, storage, transport and disposal of battery packs is subject to extensive regulation. Complying with these requirements involves substantial costs, and any failure to do so may result in heavy fines or other restrictions on our operations. Additionally, we may be responsible for the recycling and proper disposal of expended batteries from our vehicles. We may enter into agreements with third parties to manage such recycling and disposal; however, we may be found liable for any failures in compliance by these third parties and subject to fines or remediation liabilities, which costs may be substantial.

We intend to sell and distribute our vehicles internationally through international distributors. As such, we will be subject to the local laws of each jurisdiction in which we sell our vehicles. These regulations may result in increased costs and expenses, which may materially and adversely affect our business, results of operations or financial condition.

Employees

As of September 12, 2022, we had 56 full time employees and no part-time employees.

Company Information

We are a Delaware corporation and were incorporated in February 2020. Our common stock is traded on the Nasdaq Capital Market under the ticker symbol “VLCN.” Our principal executive offices are located at 3121 Eagles Nest, Suite 120, Round Rock, TX 78665 and our telephone number is (512) 400-4271. Our website address is www.volcon.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and all amendments thereto, have been filed with the SEC and are available and free of charge on our website. The information contained in our website or in any websites linked by our website is not part of, or incorporated by reference into, this prospectus or any prospectus supplement.

Legal Proceedings

We may be subject to legal proceedings, investigations and claims incidental to the conduct of our business from time to time. We are not currently a party to, nor are we aware of, any legal proceedings, investigations or claims which, in the opinion of our management, are likely to have a material adverse effect on our business, financial condition or results of operations.

Properties

Our corporate headquarters is located in Round Rock, Texas, where we currently lease approximately 21,300 square feet of space across three facilities. We have one other leased facility in Round Rock, Texas for approximately 6,300 square feet, which lease will terminate on September 30, 2022. We do not own any real property.

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Description of Securities

The following summary is a description of the material terms of our securities and is not complete. You should also refer to the Volcon, Inc. amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Delaware General Corporation Law, or the DGCL.

Authorized Capital Stock

Our amended and restated certificate of incorporation authorizes us to issue 105,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.00001 per share and 5,000,000 shares of preferred stock, par value $0.00001 per share.

As of September 12, 2022, 24,347,197 shares of our common stock were issued and outstanding and held by approximately 1,233 stockholders of record. As of such date, there were no shares of our preferred stock issued and outstanding.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See the section titled “Market for Our Common Stock and Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

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Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Our amended and restated certificate of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Warrants

Underwriter Warrants

In connection with our public offering completed on February 1, 2022, we entered into the Underwriting Agreement, pursuant to which we agreed to issue to Aegis the Underwriter Warrant, a five-year warrant to purchase up to 333,334 shares of the Company’s common stock at an exercise price of $3.75.

2022 Warrants

On August 22, 2022, we entered into the SPA with Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Debt Opportunity Fund, LP, pursuant to which we agreed to issue and sell in the Private Placement the 2022 Warrants to purchase up to 9,057,971 shares of common stock with an initial exercise price of $2.85 per share of common stock. The 2022 Warrants are immediately exercisable for five (5) years and entitle the investors to purchase 9,057,971 shares of the Company’s common stock at an initial exercise price of $2.85, subject to adjustment under certain circumstances described in the 2022 Warrants. The 2022 Warrants contain certain exercise limitations, providing that no exercise may be made if, if after giving effect to the exercise, the holder, together with any of its affiliates, would beneficially own in excess of 4.99% of the Company’s outstanding shares of common stock immediately after giving effect to such exercise.

Placement Agent Warrant

On August 22, 2022, we entered into the Placement Agent Agreement, pursuant to which we agreed to issue to Aegis the Placement Agent Warrant, a five-year warrant to purchase up to 603,864 shares of the Company’s common stock at an exercise price of $3.5625.

Convertible Notes

On August 22, 2022, we entered into the SPA with Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Debt Opportunity Fund, LP, pursuant to which we agreed to issue and sell in a private placement the Convertible Notes in an aggregate principal amount of $27,173,913, at an initial conversion price of $2.25 per share of the Company’s common stock and subject to adjustment upon the occurrence of specified events. The Convertible Notes are the senior unsecured obligations of the Company and were issued with an original issue discount of 8.0%. The Convertible Notes bear no interest until an event of default has occurred, upon which interest accrues at 10.0% per annum. The Convertible Notes mature on February 24, 2024, unless earlier converted (only upon the satisfaction of certain conditions) (the “Maturity Date”). The Maturity Date may be extended at the sole option of the investor, under certain circumstances specified therein. The Company may, at its election, force conversion of the Convertible Notes if at any time after the issuance date, the weighted average price of the common stock for ten (10) consecutive trading days equals or exceeds $3.50, subject to certain limitations described in the Convertible Notes. The Convertible Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding shares of common stock after giving effect to such conversion.

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Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our amended and restated certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our amended and restated certificate of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See the section titled “Preferred Stock” above.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

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Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the DGCL. We expect to obtain additional directors’ and officers’ liability insurance coverage prior to the completion of this offering.

Listing

Our common stock is listed on the Nasdaq under the symbol “VLCN”.

Transfer Agent

The transfer agent for our common stock is Computershare.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Holland & Knight LLP, Dallas, TX and Denver, CO.

EXPERTS

The financial statements as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from February 21, 2020 (inception) through December 31, 2020 incorporated in this prospectus have been audited by MaloneBailey LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, file periodic and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website, https://ir.volcon.com/sec-filings/all-sec-filings.com, as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we are disclosing important information to you by referring you to other documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until all offerings under the registration statement are completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 23, 2022 as amended by Form 10-K/A filed with the SEC on April 29, 2022;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, filed with the SEC on May 12, 2022 and June 30, 2022, filed with the SEC on August 12, 2022;
•	our Current Reports on Form 8-K filed with the SEC on April 28, 2022, May 3, 2022, June 1, 2022, July 27, 2022, August 12, 2022, August 24, 2022, August 25, 2022 and September 13, 2022; and
•	our definitive proxy statement on Schedule 14A filed with the SEC on June 14, 2022.

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These reports contain important information about us, our financial condition and our results of operations.

All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this registration statement are terminated shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus at no charge, upon written or oral request to Volcon, Inc., 3121 Eagles Nest , Suite 120, Round Rock, TX 78665, Attn: Chief Financial Officer, (512) 400-4271; greg@volcon.com.

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22,072,464 Shares

Volcon, Inc.

Common Stock

September 13, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Volcon, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee.

The following expenses will be borne solely by the Registrant:

Amount to be Paid
SEC Registration fee	$5,954
Printing and engraving expenses	$1,000
Legal fees and expenses	$40,000
Accounting fees and expenses	$20,000
Transfer Agent’s fees	$–
Miscellaneous fees and expenses	$7,000
Total	$73,954

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote and agreement or otherwise.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitations on liability for its directors.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. In connection with this offering, the Registrant will obtain liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

The Registrant’s amended and restated certificate of incorporation requires the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director, officer or member of a committee of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding.

In addition, under the Registrant’s amended and restated certificate of incorporation, in certain circumstances, the Registrant shall pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding; provided, however, that the Registrant shall not be required to advance any expenses to a person against whom the Registrant directly brings an action, suit or proceeding alleging that such person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers that provide for additional indemnification protections, which form of agreement has been filed as an exhibit to this registration statement.

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Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act:

On September 21, 2020, the Company issued its founding stockholders an aggregate of 775,000 shares of common stock. The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. promulgated thereunder.

On August 28, 2020, the Company entered into consulting agreements with Pink Possum, LLC (“Pink Possum”), an entity controlled by Mr. Okonsky, and Highbridge Consultants, LLC (“Highbridge”), an entity controlled by Mr. James. In consideration for entering into the consulting agreements, the Company issued the two entities ten-year warrants to purchase common stock at an exercise price of $0.01 per share. The number of shares of common stock issuable pursuant to the warrants was based on the number of shares of our common stock outstanding at the time of exercise and provided that Pink Possum and Highbridge would receive 18.75% and 25%, respectively, of our shares of common stock outstanding at the time of exercise on a fully diluted basis. On March 26, 2021, Pink Possum and Highbridge entered into amendments to the consulting agreements agreeing to exchange the original warrants for new ten-year warrants to purchase 1,900,000 and 2,500,000 shares, respectively, of common stock at an exercise price of $2.46. On December 20, 2021, Highbridge exercised all of its warrants on a cashless basis and the Company issued 5,507,575 shares of common stock to Highbridge. The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act promulgated thereunder.

In September 2020, the Company issued five-year warrants to purchase an aggregate of 60,636 shares of common stock at an exercise price of $0.01 per share to consultants. The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

From September 2020 to October 2020, the Company issued $2,000,000 of SAFE securities (the “SAFE I securities”) to investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. From November 2020 to December 2020, the Company completed an offering pursuant to Regulation CF of the Securities Act pursuant to which it issued $1,070,000 in January 2021 of a new class SAFE securities (the “SAFE II securities”) to investors. From November 2020 to December 2020, the Company completed an offering of SAFE II securities to investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, pursuant to which it issued $1,188,940 of SAFE II securities in January 2021.

Between January and April 2021, the Company sold 415,287 shares of Series A preferred stock at $6.43 per share and issued 776,101 shares of Series A preferred stock upon the conversion of the SAFE I securities and SAFE II securities and 1,105,827 shares of Series B preferred stock at $9.50 per share in a private placement. The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

In connection with the Series A preferred stock issuance, the Company issued 79,750 shares of common stock and 79,775 fully vested warrants with a five (5) year exercise term to purchase common stock with an exercise price of $2.57 to a financial broker. In connection with the Series B preferred stock issuance, the Company issued 123,296 shares of common stock and 197,277 fully vested warrants to purchase common stock with a five (5) year exercise term and an exercise price of $3.80 to two financial brokers. In October 2021, warrant holders representing 317,018 shares from the Series A and Series B Preferred Stock issuances exercised their warrants on a cashless basis and the Company issued 236,220 shares of common stock as settlement for these warrants. The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

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On September 10, 2021, the Company entered into an agreement with a lender for a 6% promissory note of $2 million. The promissory note has a maturity date of one year from inception or immediately upon the completion of this offering. For providing the above promissory note, the Company agreed to issue 266,6646 shares of our common stock and agreed to pay $35,000 of the placement agent’s and investor’s legal costs and paid a 6% commission to the placement agent, who is the underwriter of this offering. The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

During the year ended December 31, 2021, the Company issued fully vested warrants with ten year (10) terms to purchase 150,000 shares of the Company’s common stock to consultants with exercise price ranging from $0.245 - $1.00. The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

On August 22, 2022, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors listed on the signature pages thereto (individually, the “Investor” and collectively, the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors in a private placement (i) senior convertible notes in an aggregate principal amount of $27,173,913 (the “Convertible Notes”), at an initial conversion price of $2.25 per share of the Company’s common stock, par value $0.00001, subject to adjustment upon the occurrence of specified events, and (ii) warrants to purchase up to 9,057,971 shares of common stock with an initial exercise price of $2.85 per share of common stock (the “Warrants”).

The Convertible Notes are the senior unsecured obligations of the Company and were issued with an original issue discount of 8.0%. The Convertible Notes bear no interest until an event of default has occurred, upon which interest accrues at 10.0% per annum. The Convertible Notes mature on February 24, 2024, unless earlier converted (only upon the satisfaction of certain conditions) (the “Maturity Date ”). The Maturity Date may be extended at the sole option of the Investor, under certain circumstances specified therein. The Company may, at its election, force conversion of the Convertible Notes if at any time after the issuance date, the weighted average price of the of common stock for ten (10) consecutive trading days equals or exceeds $3.50, subject to certain limitations described in the Convertible Notes. The Convertible Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding shares of common stock after giving effect to such conversion.

The 2022 Warrants are immediately exercisable for five (5) years and entitle the Investors to purchase 9,057,971 shares of the Company’s common stock at an initial exercise price of $2.85, subject to adjustment under certain circumstances described in the 2022 Warrants. The 2022 Warrants contain certain exercise limitations, providing that no exercise may be made if, after giving effect to the exercise, the holder, together with any of its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding shares of common stock after giving effect to such exercise.

On August 22, 2022, in connection with the private placement of the Convertible Notes and Warrants, the Company entered into a Placement Agent Agreement dated as of August 22, 2022 (the “Placement Agent Agreement”) with Aegis Capital Corp. (“Aegis”) Pursuant to the Placement Agent Agreement, Aegis received (i) upon closing cash compensation of $2.0 million (8.0% of the gross proceeds of the private placement), (ii) $250,000 for non-accountable expenses (1.0% of the gross proceeds of the private placement), and (iii) a warrant to purchase up to 603,864 shares of the Company’s common stock at an exercise price of $3.5625 (the “Placement Agent Warrant”).

The issuance of the Convertible Notes, 2022 Warrants and the Placement Agent Warrant was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings

The undersigned hereby undertakes:

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Round Rock, Texas, on September 13, 2022.

VOLCON, INC. (Registrant)

By:	/s/ Jordan Davis
Jordan Davis Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jordan Davis or Greg Endo as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Jordan Davis		September 13, 2022
Jordan Davis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Greg Endo		September 13, 2022
Greg Endo	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Christian Okonsky
Christian Okonsky	Director and Chief Technology Officer	September 13, 2022

/s/ Jonathan P. Foster
Jonathan P. Foster	Director	September 13, 2022

/s/ John Kim
John Kim	Director	September 13, 2022

/s/ Karin-Joyce Tjon
Karin-Joyce Tjon	Director	September 13, 2022

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Volcon, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed October 8, 2021)
3.2	Amended and Restated Bylaws of Volcon, Inc. (incorporated by reference to Exhibit 3.2 of the Form S-1 file number 333-259468)
4.1	Form of common stock (incorporated by reference to Exhibit 4.1 of the Form S-1 file number 333-259468)
4.2	Form of Warrant issued to Pink Possum, LLC and Highbridge Consulting, LLC (incorporated by reference to Exhibit 4.2 of the Form S-1 file number 333-259468)
4.3	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.3 of the Form S-1 file number 333-259468)
4.4	Form of Underwriter Warrant (incorporated by reference to exhibit 4.3 of the Form S-1 file number 333-262343)
4.5	Form of Senior Convertible Note (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the SEC on August 24, 2022)
4.6	Note Amendment to Senior Convertible Note, dated September 6, 2022*
4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.4 of the Form 8-K filed with the SEC on August 24, 2022)
4.8	Placement Agent Warrant (incorporated by reference to Exhibit 10.6 of the Form 8-K filed with the SEC on August 24, 2022).
5.1	Opinion of Holland & Knight LLP*
10.1	Amendment to the Volcon, Inc. 2021 Stock Plan (as amended and restated) (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the SEC on July 27, 2022)
10.2	Consulting Agreement, as amended, between Volcon, Inc. and Pink Possum, LLC (incorporated by reference to Exhibit 10.2 of the Form S-1 file number 333-259468)
10.3	Consulting Agreement, as amended, between Volcon, Inc. and Highbridge Consulting, LLC (incorporated by reference to Exhibit 10.3 of the Form S-1 file number 333-259468)
10.4	Lease Agreement dated November 20, 2020, as amended between Volcon, Inc. and Alexander EV Park, LLC (incorporated by reference to Exhibit 10.4 of the Form S-1 file number 333-259468)
10.5	Employment Agreement between Volcon, Inc. and Greg Endo dated June 7, 2021 (incorporated by reference to Exhibit 10.5 of the Form S-1 file number 333-259468)
10.6	Sublease Agreement dated June 1, 2021 between Volcon, Inc. and Sustainability Initiatives, LLC (incorporated by reference to Exhibit 10.6 of the Form S-1 file number 333-259468)
10.7	Employment Agreement between Volcon, Inc. and Jordan Davis dated August 5, 2021 (incorporated by reference to Exhibit 10.8 of the Form S-1 file number 333-259468)
10.8	Employment Agreement between Volcon, Inc. and Stephanie Davis dated January 3, 2022 (incorporated by reference to Exhibit 10.2 of the Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 12, 2022)
10.9	Securities Purchase Agreement by and among Volcon, Inc. and the Buyers, dated August 22, 2022 (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the SEC on August 24, 2022)**
10.10	Registration Rights Agreement by and among Volcon, Inc. and the Buyers, dated August 22, 2022 (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the SEC on August 24, 2022)
10.11	Placement Agent Agreement (incorporated by reference to Exhibit 10.5 of the Form 8-K filed with the SEC on August 24, 2022)
10.15	Supply Agreement with General Motors LLC executed as of August 9, 2022 and effective as of August 3, 2022 (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 15, 2022)**
10.16	Supplier Agreement with GLV Ventures effective August 11, 2022 (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 15, 2022)
21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 of the Form S-1 file number 333-259468)
23.1	Consent of MaloneBailey LLP*
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table*

*	Filed herewith.
**	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule or exhibit to the SEC upon request.

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